Exhibit (m)(4)(b)

                                   SCHEDULE A

                         EATON VANCE MUTUAL FUNDS TRUST
                            CLASS C DISTRIBUTION PLAN


                                                                      Date of Original Plans
Name of Fund Adopting this Plan                                          (Inception Date)               Adoption Date
-------------------------------                                          ----------------               -------------
Eaton Vance Government Obligations Fund                         October 28, 1993/January 27, 1995       June 23, 1997
                                                                (January 30, 1995)
Eaton Vance High Income Fund*                                   May 31, 1994/January 27, 1995           June 23, 1997
                                                                (January 30, 1995)/June 19, 1995
                                                                (August 1, 1995)
Eaton Vance Strategic Income Fund**                             March 1, 1994/January 27, 1995          June 23, 1997
                                                                (January 30, 1995)/June 19, 1995
                                                                (November 1, 1995)
Eaton Vance Tax-Managed Growth Fund 1.1                         June 24, 1996                           June 23, 1997
Eaton Vance Tax-Managed Small-Cap Growth Fund 1.1               N/A                                    August 11, 1997
Eaton Vance Municipal Bond Fund                                 N/A                                    October 17, 1997
Eaton Vance Tax-Managed International Growth Fund               N/A                                     March 2, 1998
Eaton Vance Insured Tax-Managed Growth Fund                     N/A                                     June 22, 1998
Eaton Vance Insured Tax-Managed Emerging Growth Fund            N/A                                     June 22, 1998
Eaton Vance Insured Tax-Managed                                 N/A                                     June 22, 1998
   International Growth Fund
Eaton Vance Insured High Income Fund                            N/A                                     June 22, 1998
Eaton Vance Tax-Managed Value Fund                              N/A                                    August 16, 1999
Eaton Vance Floating-Rate High Income Fund                      N/A                                     June 19, 2000
Eaton Vance Tax-Managed Multi-Cap Opportunity Fund              N/A                                     June 19, 2000
Eaton Vance Floating-Rate Fund                                  N/A                                    August 14, 2000
Eaton Vance Tax-Managed Growth Fund 1.2                         N/A                                     March 1, 2001
Eaton Vance Tax-Managed Small-Cap Growth Fund 1.2               N/A                                     March 1, 2001
Eaton Vance Tax-Managed Equity Asset Allocation Fund            N/A                                   December 10, 2001
Eaton Vance Tax-Managed Mid-Cap Core Fund                       N/A                                   December 10, 2001
Eaton Vance Tax-Managed Small-Cap Value Fund                    N/A                                   December 10, 2001
Eaton Vance Tax-Managed Dividend Income Fund                    N/A                                   February 10, 2003

* This fund is a successor in operations to a fund which was reorganized, effective August 1, 1995 and the outstanding uncovered distribution charges of the predecessor fund were assumed by the above fund.

** This fund is a successor in operations to a fund which was reorganized, effective November 1, 1995, and the outstanding uncovered distribution charges of the predecessor fund were assumed by the above fund.